Exhibit 99.1

Adtalem Completes Acquisition of Walden University

  With acquisition complete, Adtalem, a leading workforce solutions provider, adds scale, complementary programs and online capabilities that address employer workforce needs
  Walden integration will generate significant synergies driving value for students, employer partners, shareholders and communities the company serves

CHICAGO--(BUSINESS WIRE)--August 12, 2021--Adtalem Global Education (NYSE: ATGE), a leading workforce solutions provider, today announced the completion of its acquisition of Walden University, a leading online healthcare and behavioral sciences education provider, from Laureate Education, Inc. With a projected nursing shortage of more than 500,000 registered nurses by 20301 and a shortage of up to 139,000 physicians by 20332, this transaction has enhanced Adtalem’s ability to address the rapidly growing and unmet demand for healthcare professionals in the U.S. through greater scale and a wider array of healthcare educational offerings.

“I am delighted to officially welcome Walden University to the Adtalem family,” said Lisa Wardell, chairman and CEO of Adtalem. “The acquisition of Walden is a pivotal step in expanding our scale as a leading workforce solutions provider. By expanding access to education — through complementary programs and offerings, and enhanced capabilities — we are better positioned to address critical workforce shortages and health inequities, improve patient outcomes and ultimately strengthen the resilience of the healthcare ecosystem.”

The addition of Walden enables Adtalem to further advance its workforce solutions strategy by enhancing its focus on the fast-growing and dynamic healthcare industry and expanding its digital platform capabilities. With a concentration of online graduate-level healthcare programs that are complementary to Adtalem’s core offerings, Walden significantly expands the company’s breadth and best-in-class modalities to further enable it to reimagine the future of healthcare education. Adtalem’s family of institutions will have nearly 140,000 total student enrollments, with 82% of students in online learning modalities.

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1 Pub Med – National Library of Medicine: United States Registered Nurse Workforce Report Card and Shortage Forecast: A Revisit; https://pubmed.ncbi.nlm.nih.gov/29183169/
2 AAMC: The Complexities of Physician Supply and Demand: Projections From 2018 to 2033; https://www.aamc.org/system/files/2020-06/stratcomm-aamc-physician-workforce-projections-june-2020.pdf

Stephen Beard, chief operating officer of Adtalem, said, “Today’s announcement positions Adtalem as a more strategically focused business with a greater emphasis on the rapidly growing healthcare sector. This transaction also delivers on our commitment to provide greater access to education, particularly for students of diverse backgrounds and those from underrepresented demographics. Our immediate focus will be to execute on the growth initiatives identified in our acquisition plans and we are confident that this transaction will continue to create long-term value for stakeholders.”

The combined organization is expected to have approximately $1.7 billion in revenue and approximately $500 million in adjusted EBITDA (non-GAAP). The transaction is expected to generate significant long-term value for shareholders by being accretive to Adtalem’s pro forma margin profile and driving top-line growth through renewed organic investment in Walden. The transaction is expected to provide an incremental $120 million in unlevered free cash flow excluding special items (non-GAAP) in the first 12 months post-close. Having closed as anticipated in the fiscal first quarter, the combined company is expected to generate more than $4.00 of diluted earnings per share from continuing operations, excluding special items and expected impact of purchase accounting, for fiscal year 2022 (non-GAAP). The company also sees significant revenue synergy opportunities resulting from increased scale, optimized student acquisition and retention practices and enhanced program development capabilities.

The transaction is expected to generate significant estimated annual cost savings of approximately $60 million driven by back-office efficiencies and leveraging best-in-class processes, support and resources across the combined portfolio. Approximately $30 million of these annual cost savings are anticipated within one year and the remainder within two years. The company expects total integration costs of approximately $60 million.

Adtalem is pleased to welcome Walden’s highly regarded talent base with industry-leading experience in online learning, innovative student experiences and expertise in the healthcare and behavioral sciences sector. Paula Singer will continue to serve as Walden’s president, managing strategy and operations for the university.

“Walden is very much aligned with Adtalem’s core values, which shape how we work to fulfill our promise to students, alumni and the communities we serve,” said Singer. “We share a mission of providing access to quality higher education that transforms lives, careers, and communities. That is why I believe that together, Walden and Adtalem will have a greater impact in providing our nation and employers with diverse graduates who have the talent, skills and passion to answer workforce needs and empower the greater good.”

About Adtalem Global Education
Adtalem Global Education (NYSE: ATGE), a leading workforce solutions provider, partners with organizations in the healthcare and financial services industries to solve critical workforce talent needs by expanding access to education, certifications and upskilling programs at scale. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to the global community. Adtalem is the parent organization of ACAMS, American University of the Caribbean School of Medicine, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem has more than 10,000 employees, a network of more than 275,000 alumni and serves over 82,000 members across 200 countries and territories. Adtalem was named one of America’s Most Responsible Companies 2021 by Newsweek and one of America’s Best Employers for Diversity 2021 by Forbes. Follow Adtalem on Twitter (@adtalemglobal), LinkedIn or visit adtalem.com for more information.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impact of the novel coronavirus (“COVID-19”) pandemic, the efficacy and distribution of the vaccines, the integration of the Walden University acquisition, the anticipated impact of the Walden acquisition on our results of operations, revenue, adjusted EBITDA, unlevered free cash flow and diluted earnings per share from continuing operations, the anticipated cost savings and integration costs associated with the Walden acquisition and the anticipated benefits of the Walden acquisition. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

Preliminary Financial Information

We report our financial results in accordance with U.S. generally accepted accounting principles. All projected financial data in this press release is preliminary, as financial close procedures for the periods presented are not yet complete. These estimates are not a comprehensive statement of our financial position and results of operations as of and for the periods presented. Actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of our internal control over financial reporting, the completion of the preparation and management’s review of our financial statements for the relevant periods and the subsequent occurrence or identification of events prior to the filing of our financial results for the relevant period with the Securities and Exchange Commission.

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Estimated incremental unlevered Free Cash Flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations ) – Measure of Adtalem’s net cash provided by operating activities-continuing operations adjusted for after-tax incremental business acquisition and integration costs, estimated incremental capital expenditures, and estimated after-tax incremental interest expense.

Estimated adjusted EBITDA from continuing operations excluding special items (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for business and acquisition expense, depreciation, amortization, stock-based compensation, and projected synergies.

Estimated adjusted incremental earnings per share from continuing operations excluding special items (most comparable GAAP measure: earnings per share) – Measure of Adtalem’s estimated incremental diluted earnings per share adjusted for after-tax estimated per share business acquisition and integration expense, estimated after-tax incremental per share purchase accounting adjustments, and estimated after-tax per share loss from discontinued operations.

A description of special items in our non-GAAP financial measures described above are as follows:

  Business acquisition and integration expense include expenses related to the Walden University acquisition.
  Loss from discontinued operations include the operations of Adtalem Brazil, Carrington, and DeVry University.
  Incremental interest expense is related to the debt added to acquire Walden University.
  Incremental Walden University acquisition purchase accounting adjustments for a deferred revenue fair value adjustment and amortization of intangible assets
  Projected Synergies represent estimated synergies related to the expected annualized savings to be realized after the first two years after the close of the acquisition, upon expected full integration of the operations of Adtalem and Walden.

Estimated Incremental Unlevered Free Cash Flow, Excluding Special Items - Reconciliation of GAAP to Non-GAAP measures ($ in millions)
Full Year
Post-Close

Estimated incremental net cash provided by operating activities - continuing operations (GAAP)	$72

Estimated incremental acquisition integration costs	$30

Income tax impact on non-GAAP special item above	$(7)

Estimated incremental capital expenditures	$(35)

Estimated incremental free cash flow, excluding special items (non-GAAP)	$60

Estimated incremental interest expense	$80

Income tax impact on incremental interest expense	$(20)

Estimated incremental unlevered free cash flow, excluding special items (non-GAAP) (1)	$120

(1) Represents estimated incremental unlevered Free Cash Flow for the 12 months after the close of the acquisition.

Estimated Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP measures ($ in millions)
	As of the end of 2nd Year Post-Closing (1)
	Combined Entity Results (2)	Projected Synergies (3)	Total

Net Income (GAAP)	$140	$-	$140
Net income attributable to redeemable noncontrolling interest from continuing operations	$(1)	$-	$(1)
Provision for income taxes	$67	$-	$67
Net other expense	$64	$-	$64
Operating income (GAAP)	$270	$-	$270
Business acquisition and integration expense	$15	$-	$15
Operating income excluding special items (non-GAAP)	$285	$-	$285

Add back:
Depreciation and amortization	$146	$-	$146
Stock-based compensation expense	$18	$-	$18
Projected synergies	$-	$60	$60

Estimated adjusted EBITDA from continuing operations, excluding special items (non-GAAP)	$449	$60	$509

(1) Represents estimated consolidated projected results 24 months after the close of the acquisition.

(2) Represents estimated consolidated projected results 24 months after the close of the acquisition.

(3) Projected Synergies represent estimated synergies related to the expected annualized savings to be realized after the first two years after the close of the acquisition, upon expected full integration of the operations of Adtalem and Walden.

Adtalem Global Education Inc.
Fiscal Year 2022 Non-GAAP EPS Illustration
(unaudited)

For illustrative purposes, the example below assumes the lower bound of Adtalem’s most recent publicly stated outlook.

Year Ended
June 30, 2022
Expected adjusted earnings per share from continuing operations excluding special items, diluted (non-GAAP):
Fiscal year 2021 (1)	$2.92
Organic growth from Adtalem existing businesses (2)	0.29
Walden acquisition (3)	0.86
Fiscal year 2022	$4.07

(1) Adtalem expects fiscal year 2021 diluted earnings per share, excluding special items, growth to be in the range of 28 to 32%. For illustrative purposes, this example assumes the lower bound of our most recent publicly stated outlook.

(2) Adtalem expects long-term diluted earnings per share, excluding special items, growth in the low double-digit range. For illustrative purposes, this example assumes a 10% increase on the expected $2.92 fiscal year 2021 diluted earnings per share, excluding special items, which is the lower bound of our most recent publicly stated outlook.

(3) Adtalem disclosed Walden would add diluted adjusted earnings per share, excluding special items (which includes purchase accounting affects from the acquisition), of $1.15 in year one post acquisition close. For the purpose of this example, we are assuming the acquisition closes at the end of the first quarter of fiscal year 2022, resulting in a pro-rated amount of $0.86 for the expected fiscal year 2022 impact.

With respect to our fiscal year 2022 financial target for adjusted earnings per share, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measure. The variability of this item may have a significant impact on our future GAAP financial result and, as a result, we are unable to prepare the forward-looking earnings per share prepared in accordance with GAAP that would be required to produce such a reconciliation.

Estimated Adjusted Incremental EPS - Reconciliation of GAAP to Non-GAAP measures
Full Year
Post-Close

Estimated incremental (loss) earnings per share, diluted (GAAP)	$(1.18)

Estimated incremental acquisition integration costs	$0.57

Income tax impact on non-GAAP special item above	$(0.14)

Estimated incremental (loss) earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$(0.75)

Estimated incremental purchase accounting adjustment - deferred revenue	$1.17

Estimated incremental purchase accounting adjustment - intangibles amortization	$1.36

Income tax impact on non-GAAP purchase accounting special items above	$(0.63)

Estimated adjusted incremental earnings per share from continuing operations excluding special items, diluted (non-GAAP) (1)	$1.15

(1) Represents estimated adjusted incremental EPS for the 12 months after the close of the acquisition.

Contacts

Investor Contact
John Kristoff
John.Kristoff@adtalem.com
312-651-1437

Media Contact
Kelly Finelli
Kelly.Finelli@adtalem.com
872-270-0230